NEWS RELEASE    EXHIBIT 99.1
FOR IMMEDIATE RELEASE
April 23, 2018

GULF ISLAND COMPLETES SALE OF
TEXAS SOUTH YARD FOR $55 MILLION CASH

HOUSTON, TX – Gulf Island Fabrication, Inc. (“Gulf Island” or the “Company”) (NASDAQ: GIFI) announced today that on April 20, 2018, the Company completed the sale of its South Yard in Ingleside, Texas, to a subsidiary of Buckeye Partners for $55 million. The Company continues to actively market its North Yard in Aransas Pass, Texas, which is also held for sale along with related cranes and other equipment.

Kirk J. Meche, President and C.E.O. of Gulf Island, commented, “In early 2017, we announced our plan to rationalize underutilized assets including the two fabrication yards and related equipment in our South Texas facilities. Completing the sale of the South Yard is an important milestone in that process and will facilitate the Company’s continued strategic repositioning from the offshore oil and gas market to more diversified markets and customers. We look forward to following Buckeye’s plans to re-purpose the property in their midstream business and hope to participate in any fabrication or commissioning projects once they proceed with their new construction plans.”

The Company will retain net cash proceeds of $52.7 million from the sale after transaction costs. Although the Company will recognize a gain from the sale, it does not anticipate any material tax liability given recent net operating losses. The Company plans to utilize the proceeds to pay amounts outstanding on its revolving credit line, rebuild its liquidity to support pending projects, continue investing in its newly launched EPC Division, and for other general corporate purposes. Following the transaction, the Company expects to have total liquidity of $84 million including cash and amounts available on its revolving credit line.

About Gulf Island:
Gulf Island Fabrication, Inc., based in Houston, Texas, with fabrication facilities located in Louisiana and Texas, is a leading fabricator of complex steel structures and marine vessels used for oil and gas production and transportation, petrochemical and industrial facilities, power generation and alternative energy projects. Gulf Island also provides related installation, hookup, commissioning, repair and maintenance services with specialized crews and integrated project management capabilities. For more information, please visit our website at www.gulfisland.com.

Company Information:    Investor Relations:
Kirk J. Meche    David S. Schorlemer
Chief Executive Officer    Chief Financial Officer
713-714-6100    713-714-6106

Cautionary Statement:
This press release contains forward-looking statements. Forward-looking statements are all statements other than statements of historical facts, such as projections or expectations relating to such topics as oil and gas prices, operating cash flows, capital expenditures, liquidity and tax rates. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

We caution readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in the forward-looking statements include the cyclical nature of the oil and gas industry, changes in backlog estimates, suspension or termination of projects, timing and award of new contracts, financial ability of our customers and consolidation of our customers, competitive pricing and cost overruns, entry into new lines of business, ability to raise additional capital, ability to sell certain assets and monetize other non-recurring contingencies, advancement of the SeaOne Project, ability to reach an agreement with our customer relating to certain contracts to build and complete two multi-purpose service vessels, operating and financial restrictions contained in our credit agreement, credit worthiness of our customers, ability to employ skilled workers, operating dangers and limits on insurance coverage, weather conditions, competition, customer disputes, adjustment to previously reported profits under percentage-of-completion method, loss of key personnel, compliance with regulatory and environmental laws, ability to utilize navigation canals, performance of subcontractors, systems and information technology interruption or failure and data security breaches and other factors described in more detail in “Risk Factors” in Item 1A of our annual report on Form 10-K for the year ended December 31, 2017, as updated by our subsequent filing with the U.S. Securities and Exchange Commission.

Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the forward-looking statements are made, which we cannot control. Further, we may make changes to our business plans that could affect our results. We caution investors that we do not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes, and we undertake no obligation to update any forward-looking statements.